Exhibit 99.1

CVS CAREMARK PROVIDES LONG-TERM ENTERPRISE GROWTH STRATEGY AND 2014 GUIDANCE AT ANNUAL ANALYST DAY

Company maps healthy outlook for 2014 and beyond, and announces 22% dividend increase
Unique combination of “Ability and Agility” positions CVS Caremark to thrive in a changing health care landscape

2014 Guidance:

•	Adjusted EPS expected to be in the range of $4.36 to $4.50, up 10.25% to 13.75% (excluding the $0.04 gain from a legal settlement in the third quarter of 2013)

•	GAAP diluted EPS from continuing operations expected to be in the range of $4.09 to $4.23

•	Free cash flow expected to be between $5.1 billion and $5.4 billion

•	Cash from operations expected to be between $6.6 billion and $6.9 billion

•	Expect to complete approximately $4 billion in share repurchases

WOONSOCKET, R.I., December 18, 2013 - At its annual Analyst Day in New York City today, CVS Caremark (NYSE: CVS) outlined its strategies to drive long-term enterprise growth through its unmatched breadth of assets and its nimbleness in responding to changes in the marketplace while delivering strong results. The Company also provided 2014 guidance, highlighting a healthy outlook for growth across the enterprise.

“CVS Caremark has an in-depth understanding of the changing health care landscape, including the challenges and opportunities that lie ahead,” said Larry J. Merlo, president and chief executive officer of CVS Caremark. “These changes in the environment are creating opportunities for the Company, and our unique combination of ability and agility positions us to capitalize on these opportunities - however they take shape.”

Merlo continued, “We are seeing what we call the ‘retailization’ of health care, which is the rise of consumerism, fueled in large part by the increasing numbers of individuals in consumer-driven health plans. Our response to changes in the environment is to drive purposeful innovation to better meet the changing needs of clients and customers. CVS Caremark has decades of experience in a business-to-consumer as well as a business-to-business environment and we are very well positioned to win share.”

Merlo and other executives emphasized CVS Caremark’s unique business model that focuses on enhancing access, lowering costs and improving health outcomes through the Company’s consumer-driven, channel-agnostic solutions that create real value for patients, customers and clients. In addition, the Company demonstrated its focus on enterprise growth and underlined its commitment to enhancing shareholder value.

Guidance
At the meeting, Dave Denton, executive vice president and chief financial officer, reaffirmed the Company’s guidance for 2013 and outlined CVS Caremark's guidance for 2014. The Company expects to deliver adjusted earnings per share from continuing operations of $4.36 to $4.50 in 2014, an increase of 10.25% to 13.75% excluding the $0.04 gain from a legal settlement in the third quarter of 2013. The Company expects to deliver GAAP diluted earnings per share from continuing operations of $4.09 to $4.23 per share. The Company also expects to generate substantial free cash flow of $5.1 billion to $5.4 billion, and cash from operations of $6.6 billion to $6.9 billion in 2014. This guidance assumes the following:

•	completion of $4 billion in share repurchases during 2014;

•	the interest associated with the Company's recent $2 billion, non-deal-related debt issuance, which is expected to decrease annual EPS by approximately three cents;

•	the second-half launch of the recently-announced generic sourcing venture with Cardinal Health, which is expected to increase annual EPS by two cents in 2014; and

•
the impact of the pending acquisition of Coram’s infusion business. This includes one-time transaction and integration costs as well as the interest associated with the recent $2 billion, deal-related debt issuance, all of which combined is expected to have an immaterial impact on the Company’s overall financial results in 2014.

“CVS Caremark has a strong track record of meeting or exceeding our financial targets,” said Denton. “The outlook for 2014 is bright, and we are focused on strategies that will lead to solid, long-term enterprise growth. We continue to generate a substantial amount of free cash flow and we remain committed to disciplined capital allocation practices that drive value for our shareholders.”

Dividend Increase
The Company also announced that its board of directors has approved an increase in its quarterly dividend of approximately 22%, to $0.275 per share on the common stock of the Company, payable February 3, 2014, to holders of record on January 23, 2014. This increase translates into an annual rate of $1.10 per share, up 20 cents per share from the previous annual rate of $0.90.

“This 22% increase in our dividend reflects the Board’s continued confidence in our growth outlook and ongoing commitment to returning value to our shareholders,” Denton added.

New Share Repurchase Authorization
In addition, the Company announced that its Board of Directors has approved a new share repurchase program for up to $6.0 billion of the Company's outstanding common stock. The share repurchase authorization, which is effective immediately, permits the Company to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions. The Company also stated that this new share repurchase program is expected to be completed over a multi-year period.

Enterprise Growth Strategy
Also during the meeting, a team of Company executives outlined key challenges and opportunities emerging in a health care environment that is undergoing its most transformative shift in decades and identified the highest priority initiatives that define the Company's enterprise growth strategy. Among the areas of focus are succeeding in the evolving pharmacy benefit management marketplace, capitalizing on the specialty pharmacy opportunity, driving retail growth through personalization, unlocking adherence through pharmacy excellence and transforming primary care through the expansion of MinuteClinics.

“Looking to the future, our enterprise growth strategy will continue to capitalize on our unique competitive advantages,” concluded Merlo. “We’re focused on winning new lives, whether or not we are the PBM, and on capturing greater share of pharmacy spend across all channels. We will continue to drive operational efficiencies and excellence in execution along with continuous innovation to better meet the changing needs of our customers. With the building blocks of our enterprise strategy in place, we have a strong outlook for 2014 and beyond.”

Webcast
The Company simultaneously broadcast an audio and video webcast of the meeting for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast and supporting materials will be available on the website shortly before the event begins and will remain on the website for a one-year period following the meeting.

About CVS Caremark
CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,600 retail pharmacy stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with more than 750 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about CVS Caremark at http://info.cvscaremark.com/.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012, and under the section entitled "Cautionary Statement Concerning Forward-Looking Statements" in our most recently filed Quarterly Report on Form 10-Q.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, namely Free Cash Flow, Cash Available for Enhancing Shareholder Value, and Adjusted EPS. In accordance with SEC regulations, you can find the definitions of the Non-GAAP items mentioned, as well as the reconciliations to comparable GAAP measures, on the Investor Relations section of our website at http://info.cvscaremark.com/investors.

Contacts:
Nancy Christal                    Carolyn Castel
Investor Relations                Corporate Communications
(914) 722-4704                    (401) 770-5717
Nancy.Christal@CVSCaremark.com        Carolyn.Castel@CVSCaremark.com